                                                                     EXHIBIT 4.8
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                        ASPEN INSURANCE HOLDINGS LIMITED

                                OFFER TO EXCHANGE

  $250,000,000 PRINCIPAL AMOUNT OF ITS 6.00% SENIOR NOTES DUE 2014, WHICH HAVE
    BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, FOR ANY AND ALL 6.00%
                SENIOR NOTES DUE 2014, ISSUED ON AUGUST 16, 2004

Instructions from Beneficial Owner

       Reference is hereby made to the Indenture, dated as of August 16, 2004,
(as amended and supplemented from time to time, the "Indenture"), between the
Company, as issuer, and Deutsche Bank Trust Company Americas, as Trustee (the
"Trustee"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

       The undersigned acknowledge(s) receipt of your letter and the enclosed
Prospectus and the related Letter of Transmittal in connection with the offer by the Company to exchange the Exchange Notes for Outstanding Notes.

       This letter relates to $               referenced principal amount of
Outstanding Notes which are held by the undersigned (the "Owner") as a beneficial interest in the Regulation S Global Security (CUSIP No.G05384 AA
3)/Rule 144A Global Security (CUSIP No. 04530D AA 0) deposited with The
Depositary Trust Company, New York, New York (the "Depository").

       The Owner owns and proposes to exchange the interest in the Regulation S
Global Security (CUSIP No. G05384 AA 3)/Rule 144A Global Security (CUSIP No.
04530D AA 0) for an interest in the unrestricted Global Security (CUSIP No.
04530D AB 8) deposited with the Depository (the "Exchange"). This will instruct you to tender the principal amount of Outstanding Notes indicated above for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

       In connection with such request and in respect of such Outstanding Notes, the Owner hereby certifies that (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global
Securities and pursuant to and in accordance with the United States Securities
Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not
required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an unrestricted Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

       In addition, the undersigned represents that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of the undersigned's business, (ii) the undersigned is not engaging, does not intend to engage, and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (iii) the undersigned is not an "affiliate," as defined under Rule 405 of the Securities Act, of the
Company and (iv) the undersigned is not acting on behalf of any person or entity that could not truthfully make these statements. If the undersigned is a broker-dealer, it acknowledges that it will deliver a copy of the Prospectus in connection with any resale of the Exchange Notes. If the undersigned is a broker-dealer, it acknowledges that it will deliver a copy of the Prospectus in connection with any resale of the Exchange Notes.

       The Trustee and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

Name of Transferor

By:
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    Name:
    Title:

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                  Address

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